SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                   BNC BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------
     3)   Filing Party:

          --------------------------------------
     4)   Date Filed:

          --------------------------------------

                                   BNC BANCORP
                                831 Julian Avenue
                                  P.O. Box 1148
                     Thomasville, North Carolina 27361-1148
                                 (336) 476-9200
                       -----------------------------------

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 17, 2005
     ---------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Stockholders (the "Annual Meeting") of BNC Bancorp (the "Company") will be held on May 17, 2005 at 5:30 p.m., local time, at Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina 27360.

      The Annual Meeting is for the purpose of considering and voting upon the following matters:

      1. To elect three persons who will serve as directors of the Company until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

      2. To ratify the appointment of Dixon Hughes PLLC by the Company's Audit Committee as the independent auditor for the Company for the fiscal year ending December 31, 2005.

      3. To transact any other business that properly comes before the Annual Meeting or any adjournments. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

      The Board of Directors has established March 16, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                  By Order of the Board of Directors


                                  W. Swope Montgomery, Jr.
                                  President and Chief Executive Officer

Thomasville, North Carolina
April 15, 2005

      You may vote your shares at the Annual Meeting or by mail. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the enclosed proxy card. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience if you choose to vote by mail.

                                   BNC BANCORP
                    ---------------------------------------

                                 PROXY STATEMENT
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2005

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

      These proxy materials are delivered in connection with the solicitation by BNC Bancorp's (the "Company", "we" or "our") Board of Directors ("Board") of proxies to be voted at the 2005 Annual Meeting of Stockholders and at any adjournment or postponement. You are invited to attend our Annual Meeting on May 17, 2005, at 5:30 p.m., Eastern Time, at Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina 27360. This Proxy Statement and form of proxy are being mailed starting April 15, 2005.

      The Company's principal executive offices are located at 831 Julian Avenue, Thomasville, North Carolina 27361. The telephone number is (336) 476-9200.

      Other than the matters listed on the attached Notice of the 2005 Annual Meeting of Stockholders, the Board of Directors is not aware of any matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented by proxy in accordance with their best judgment on any other business properly brought before the Annual Meeting or any adjournments.

Revocability of Proxy

      A stockholder may revoke a mailed proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

      The Company will pay the cost of soliciting proxies. In addition to the use of the mail, proxies may be solicited personally by directors, officers, and regular employees of the Company and its wholly owned commercial bank subsidiary, Bank of North Carolina, (the "Bank"), without additional compensation. The Company has requested that brokerage houses and nominees forward these proxy materials to the beneficial owners of shares held of record by those persons and, upon request, the Company will reimburse them for their reasonable out-of-pocket expenses in doing so.

Voting Securities

      Regardless of the number of shares of common stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to register their proxy by following the instructions on the enclosed proxy card. Stockholders may vote in person or by mail. Any stockholder may vote for, against, or abstain with respect to any matter to come before the Annual Meeting. If the proxy is properly completed and returned, and not revoked, it will be voted in accordance with the instructions given. If the proxy is returned with no instructions given, the proxy will be voted FOR all matters described in this Proxy Statement. If instructions are given for some but not all proposals, those instructions will be followed and the proxy will be voted FOR the proposals on which no instructions are given.

      The Board of Directors has fixed the close of business on March 16, 2005 as the record date ("Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 3,491,821 shares of common stock. Each share of common stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

      The presence, in person or by proxy, of the holders of at least a majority of shares of the Company's common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxyholders to represent those stockholders who cannot be present in person and who desire to be represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

Vote Required for Approval

      In order to be elected, a nominee to the Board of Directors needs to receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election that receive the largest number of votes will be elected as directors. No stockholder has the right to vote cumulatively his or her shares in the election of directors.

      The proposal to ratify the appointment of the Company's independent auditor by the Company's Audit Committee for the year ending December 31, 2005 will be approved if the votes cast in favor of the action exceed the votes cast against.

      Returned proxies will be tabulated by one or more inspectors of election designated by the Board of Directors. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker non-votes are counted in tabulating the votes cast on any proposal submitted to the stockholders.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person or group who acquires the beneficial ownership of more than 5% of the common stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. The following table contains information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's common stock.

                                                              Percentage
                                                              ----------
                                           Amount and             of
                                           ----------             --
Name and Address                     Nature of Beneficial      Class(2)
----------------                     --------------------      --------
                                          Ownership(1)
                                          ------------

W. Groome Fulton, Jr.
1403 Heathcliff Drive
High Point, NC 27262                       240,438(3)           6.82%

Lenin J. Peters, M.D.
909 Forest Hill Drive
High Point, NC  27262                      422,070(4)           11.95%

----------------------------

(1) Voting and investment power is not shared unless otherwise indicated. Also, unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

(2) Based upon a total of 3,491,821 shares of common stock outstanding at the Record Date, plus the number of shares that each individual has the right to purchase under the Company's Stock Option Plan for Non-Employees/Directors.

(3) Includes 32,214 shares underlying options that have vested or are exercisable within 60 days under the Company's Stock Option Plan for Non-Employees/Directors and 42,049 shares held by the Company's 401(k) plan over which Mr. Fulton, as one of the plan trustees, shares voting and investment power.

(4) Includes 39,825 shares underlying options that have vested or are exercisable within 60 days under the Company's Stock Option Plan for Non-Employees/Directors.

      Set forth below is certain information as of the Record Date, regarding beneficial ownership of the common stock by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.

                                              Amount and
                                               Nature of             Percentage
                                              Beneficial                 of
Name and Address                             Ownership(1)             Class(2)
----------------                             ------------            ----------

Larry L. Callahan
2551 Renn Road
Kernersville, NC  27284                        11,128(3)                 *%

Richard D. Callicutt, II
4244 Rockbridge Road                           83,097 (4)               2.34%
High Point, NC 27262

Joseph M. Coltrane, Jr.
6001 Knightbridges Court
Kernersville, NC  27284                        28,176(5)                 *%

W. Groome Fulton, Jr.
1403 Heathcliff Road
High Point, NC 27262                          240,438(6)                6.82%

                                              Amount and
                                               Nature of             Percentage
                                              Beneficial                 of
Name and Address                             Ownership(1)             Class(2)
----------------                             ------------            ----------

W. Swope Montgomery, Jr.
4831 Worchester Place
Jamestown, NC 27282                           169,321(7)                4.72%

Lenin J. Peters, M.D.
909 Forest Hill Drive
High Point, NC 27262                          422,070(8)               11.95%

Thomas R. Smith, CPA
309 Balsam Drive                               57,713(9)                1.65%
Lexington, NC 27292

David B. Spencer
7420 Foxchase Drive                           133,169(10)               3.76%
Trinity, NC  27370

Colon E. Starrett
717 Scottwood Drive                            18,544(11)                *%
Thomasville, NC 27360

Robert A. Team, Jr.
102 Acacia Circle                              13,981(12)                *%
Lexington, NC 27292

D. Vann Williford
4455 Fair Oaks Lane                            55,703(13)               1.59%
High Point, NC 27265

Richard F. Wood
701 Florham Drive                              24,146(14)                *%
High Point, NC 27262

All directors and executive officers
as a group (12 persons)                     1,257,486(15)              32.96%

*     Owns less than 1% of the outstanding common stock

(1) Voting and investment power is not shared unless otherwise indicated. Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.

(2) Based upon a total of 3,491,821 shares of the common stock outstanding at the Record Date, plus the number of shares that such individual has the right to purchase under the Company's Stock Option Plan for Non-Employees/Directors and the Company's Stock Option Plan for Key Employees.

(3) Includes 1,100 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(4) Includes 62,340 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees.

(5) Includes 1,100 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(6) Includes 32,214 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors and 42,049 shares held by the Company's 401(k) plan over which Mr. Fulton, as one of the plan trustees, shares voting and investment power.

(7) Includes 97,750 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees and 42,049 shares held by the Company's 401(k) plan over which Mr. Montgomery, as one of the plan trustees, shares voting and investment power.

(8) Includes 39,825 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(9) Includes 6,170 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(10) Includes 46,702 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees, 42,049 shares held by the Company's 401(k) plan over which Mr. Spencer, as one of the plan trustees, shares voting and investment power, and 29,965 shares held by the Company's Rabbi Trust over which Mr. Spencer, as trustee, has voting power.

(11) Includes 7,311 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(12) Includes 2,200 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(13) Includes 14,747 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(14) Includes 12,133 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors and Stock Option Plan for Key Employees.


(15) Includes 323,392 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employees/Directors and Stock Option Plan for Key Employees and 42,049 shares held by the Company's 401(k) Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Other than as noted below, based solely on a review of the copies of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 2004, its executive officers and directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for a Form 4 for director Larry L. Callahan that was not filed on a timely basis relating to one transaction. The director at all times believed he was in compliance with applicable law with respect to the transaction, and a Form 4 was filed once he was aware of the filing requirement.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

      The Bylaws of the Company provide that the number of directors of the Company will not be less than five nor more than thirty. The exact number of directors is to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at eleven members.

      The Company's Bylaws provide that, so long as the total number of directors is nine or more, the directors are to be divided into three classes, as nearly equal as possible in number. Each class of directors will be elected for terms of three years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify. In the event of any increase or decrease in the number of directors at a time that the directors are classified, the additional or eliminated directorships will be classified so that all classes of directors remain or become as nearly equal as possible in number.

      The Board of Directors has nominated Larry L. Callahan, Joseph M. Coltrane, Jr., and W. Groome Fulton, Jr. for election as directors to serve for a three-year term or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualify. All nominees currently serve as directors of the Company.

      The persons named in the accompanying form of proxy to serve as proxyholders for stockholders who cannot be present at the Annual Meeting in person intend to vote any shares of the common stock represented by valid proxies received by them to elect the three (3) nominees listed below as directors for the term expiring at the 2008 Annual Meeting of the stockholders, unless authority to vote is withheld or the proxies are revoked. In the event that any of the nominees become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead another person recommended by the Board of Directors or to reduce the number of directors to be elected at the Annual Meeting by the number of persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation and Bylaws). The present Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected to office. In order to be elected as a director, a nominee needs to receive a plurality of the votes cast.

      The following table sets forth for each nominee, his name, age as of December 31, 2004, principal occupation during the last five years and the year he was first elected as a director of the Bank or the Company.

               NOMINEES FOR TERM ENDING AS OF 2008 ANNUAL MEETING

                                                                                           Director   Director
                                                                                           --------   --------
                          Position(s)      Principal Occupation                            of Bank   of Company
                          -----------      --------------------                            -------   ----------
Name and Age              Held             During Last Five Years                           Since       Since
------------              ----             ----------------------                           -----       -----
Larry L. Callahan         Director         President and Owner, Callahan, Inc. since         2002       2002
(57)                                       1998; Owner, Triad Land Surveying since 2001

Joseph M. Coltrane, Jr.   Director         Attorney at Law, Kernersville, NC                 2002       2002
(58)

W. Groome Fulton, Jr.     Director         Chairman of the Board, Fulton Associates,         1991       1991
(66)                                       Inc., Manufacturers' Representatives

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE LISTED NOMINEES FOR ELECTION AS DIRECTORS.
---

      The following table sets forth as to each director continuing in office, his or her name, age as of December 31, 2004, principal occupation during the last five years, the term for which he or she is serving and the year he or she was first elected as a director of the Bank and the Company.

                         DIRECTORS CONTINUING IN OFFICE

                                                                                         Director
                                                                                         --------
                                                   Principal Occupation                   of Bank       Director of        Term
                                                   --------------------                   -------       -----------        ----
Name and Age                Position(s) Held       During Last Five Years                  Since        Company Since     Expires
------------                ----------------       ----------------------                  -----        -------------     -------
W. Swope Montgomery, Jr.    Director, President    President and Chief Executive            1991            2002           2006
(56)                        and Chief Executive    Officer, Bank of North Carolina
                            Officer

Richard D. Callicutt, II    Director, Chief        Chief Operating Officer,                 2003            2003           2006
(46)                        Operating Officer,     Executive Vice President, Bank of
                            Executive Vice         North Carolina
                            President

Robert A. Team, Jr.         Director               President, Carolina Investment           2000            2002           2006
(50)                                               Properties, Inc.

Lenin J. Peters, M.D.       Director               President, Bethany Medical Center        1991            2002           2007
(53)

Thomas R. Smith, CPA        Director               President, Thomas R. Smith &             1997            2002           2007
(56)                                               Associates, P.A.

Colon E. Starrett           Director               Manager, Rex Oil Company                 1991            2002           2007
(66)

D. Vann Williford           Director               President, Vesco Material                1991            2002           2007
(57)                                               Handling Equipment, Inc., d/b/a
                                                   Atlantic Coast Toyotalift

Richard F. Wood             Director/              Financial Advisor/Stock Broker,          1991            2002           2007
(60)                        Secretary              Wachovia Securities

Meetings of the Board and Committees of the Board

      The Board of Directors is scheduled to meet on a quarterly basis or as needed. During fiscal 2004, the Board of Directors held eight (8) meetings. All of the current members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors, and committees of the Board on which they served during the year ended December 31, 2004.

      The Board of Directors has appointed four standing committees to which certain responsibilities have been delegated--the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

Director Attendance at Annual Meetings

      Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members' attendance at its annual meeting of shareholders. All Board members attended the Company's 2004 annual meeting of stockholders, which was held on May 18, 2004.

Process for Communicating with Board Members

      The Company does not have a formal procedure for stockholder communication with our Board of Directors. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to W. Swope Montgomery, Jr. our Chief Executive Officer, or David B. Spencer, our Chief Financial Officer at the Company's following address with a request to forward the same to the intended recipient: BNC Bancorp, Post Office Box 1148, Thomasville, North Carolina 27361. Alternatively, stockholders may direct correspondence to the Board, or any of its members, in care of the Company at the Company's address above. The Company will forward all of these communications received to the intended recipient unopened.

Report of Nominating Committee

      The Nominating Committee consists of W. Groome Fulton, Jr. (chairman), Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The Nominating Committee met one (1) time during the fiscal year ended December 31, 2004. All members of the Nominating Committee are "independent" as defined in Rule 4200(a)(15) of the NASD's listing standards. The Nominating Committee has adopted a written charter, which is attached as Appendix A to this Proxy Statement. The Nominating Committee evaluates qualifications and candidates for positions on the Board and nominates new and replacement members for the Board. In addition, the Nominating Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

      In reviewing candidates for the Board, the Nominating Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its stockholders. Some of the factors considered in this evaluation include experience in the areas of banking and finance, accounting, and the related businesses of the Company and the Bank as well as outstanding achievement in his or her personal career, an understanding of the business environment generally, a willingness to devote adequate time to service on the Board of Directors and integrity. The Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. In addition, the Nominating Committee will consider nominees for the Board by stockholders that are proposed in accordance with the advance notice procedures in our bylaws which are described in the section of this Proxy Statement entitled "Date of Receipt of Stockholders' Proposals."

      The committee identifies director nominees from various sources such as officers, directors, and stockholders and in 2004 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. The Company does not publish the Nominating Committee Charter on its website; however, the Nominating Committee's Charter is enclosed with this proxy statement as Appendix A.

Report of Executive Committee

      The Company's Executive Committee consists of W. Groome Fulton, Jr. (chairman), W. Swope Montgomery, Jr., Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The Executive Committee makes recommendations to the full board of directors of the Company and acts on policies adopted by the Board of Directors of the Company in the absence of a meeting of the entire Board. This Committee generally meets twelve (12) times a year, and during the fiscal year ended December 31, 2004, the Executive Committee met twelve (12) times.

Report of Audit Committee

      The Board of Directors of the Company has a standing Audit Committee. The Company's Audit Committee consists of Thomas R. Smith, CPA (chairman), Joseph M. Coltrane, Jr., Richard F. Wood and Colon E. Starrett. The Board of Directors has determined that these directors are "independent" as defined in Rule 4200(a)(15) of the NASD's listing standards and the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and the SEC's rules and regulations. The Audit Committee meets on an as needed basis (but no less than four times per year) and, among other responsibilities, (i) appoints, compensates and retains the Company's independent auditor; (ii) oversees the independent auditing of the Company;
(iii) arranges for, receives and reviews periodic written and verbal reports from the independent auditors, from management of the Company and from all of the Company's internal audit contractors; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) reviews, develops and implements the Company's internal audit policies and procedures, and appoints, meets with and oversees all internal audit contractors and the management employees who are directly responsible for those activities; (vi) establishes and reviews annually procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls and auditing matters; (viii) pre-approves all audit and non-audited related services provided by the independent auditor; and (ix) performs other duties as may be assigned to it by the Board of Directors. The Company has adopted a written charter for the Audit Committee, which is reviewed annually, and amended as needed, by the Committee. The Audit Committee's Charter is enclosed with this proxy statement as Appendix B. The Audit Committee met eleven (11) times during the fiscal year ended December 31, 2004.

      The Board of Directors has determined that Thomas R. Smith, CPA, is an "audit committee financial expert" and "independent" as defined under applicable rules and regulations. The Board's affirmative determination was based upon, among other things, his educational and professional credentials and financial background.

      The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of the Company, both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC. As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2004 by Dixon Hughes PLLC, the Company's independent public accountant for that period, is compatible with maintaining the accountant's independence. The Audit Committee also reappointed the independent auditors and the Board of Directors concurred in such appointment.

                                           Thomas R. Smith, CPA, Chairman
                                           Richard F. Wood
                                           Colon E. Starrett
                                           Joseph M. Coltrane, Jr.

      The Board of Directors may appoint other committees to perform certain more limited functions from time to time.

Board of Directors of the Bank

      The Bank currently has an eleven (11) member board of directors that is comprised of all of the same persons who are currently directors of the Company.

      The Bank's board of directors has appointed several standing committees to which certain responsibilities have been delegated, including the Asset Liability Committee, Loan Committee and Personnel Committee.

Director's Compensation

      Director's Fees. For the fiscal year ended December 31, 2004, the Chairman of the Company's Board of Directors received an annual retainer of $7,000 for his service, each Committee Chairman received an annual retainer of $5,000 for his service, and each other board member received an annual retainer of $3,000 for his service. In addition, members of the Board received $400 and the Chairman of the Board received $700 per meeting of the Board of Directors. Members of the Executive Committee received $500 and the Chairman of the Executive Committee received $700 per Executive Committee meeting. Members of other Committees received $400 and Chairmen of other Committees received $500 per Committee meeting (except for the Chairman of the Audit Committee, who received $700 per meeting of the Audit Committee). Mr. Montgomery and Mr. Callicutt do not receive compensation for attendance at these meetings.

      During 2004, directors' fees totaled $136,000 in the aggregate. Except for $13,200, these fees were not paid in cash to the directors, but were placed into a "Directors Deferred Compensation Plan" which was approved by the Board of Directors in January 1994. MAGNER.Network LLC, in Atlanta, Georgia, administers this plan at an annual cost of $3,620 to the Company. Effective April 2, 2003, the Company established a Rabbi Trust to hold the directors' accrued benefits under the plan.

      Director Stock Option Plan. See "Executive Compensation - Stock Option Plans," for a discussion of the directors' benefits under the Stock Option Plan for Non-Employees/Directors.

Executive Officers

      The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                              Age on
                            December 31,           Positions and Occupations          Employed By the    Employed By the
Name                           2004                 During Last Five Years               Bank Since       Company Since
----                           ----                ------------------------              ----------       -------------
W. Swope Montgomery, Jr.        56        President, Chief Executive Officer and            1991              2002
                                          Director of the Company and the Bank
Richard D. Callicutt, II        46        Executive Vice President, Chief                   1991              2002
                                          Operating Officer, and Director of the
                                          Company and the Bank
David B. Spencer                42        Executive Vice President and Chief                1997              2002
                                          Financial Officer of the Company and the
                                          Bank

Management Remuneration

      Summary Compensation Table. The following table shows for 2004, 2003, and 2002 the cash and certain other compensation paid to or received or deferred by those current executive officers of the Company and the Bank whose compensation exceeded $100,000 in any of those years.

                                           Annual Compensation                            Long-Term Compensation
                                           -------------------                            ----------------------

                                                                                      Awards
                                                                                      ------
                                                                                                          Payouts
                                                                                                          -------
                                                                Other                                    Long-term
                                                                -----                                    ---------
                                                               Annual      Restricted      Securities    Incentive
                                                               ------      ----------      ----------    ---------
         Name and                       Salary   Bonus      Compensation      Stock        Underlying    All Other    Compensation
         --------                       ------   -----      ------------      -----        ----------    ---------    ------------
     Principal Position      Year       ($)(1)   ($)(2)        ($)(3)        Award(s)      Options (#)   Payouts ($)     ($)(4)
     ------------------      ----       ------   ------        ------        --------      -----------   -----------     ------
W. Swope Montgomery, Jr.     2004       195,000  114,000        --             --            7,000           --          16,296(5)
       President and Chief   2003       174,000  114,000        --             --           10,000           --           9,570
       Executive Officer     2002       165,000  109,400        --             --             --             --           8,250

Richard D. Callicutt, II     2004       145,000   82,000        --             --            7,000           --          10,834(6)
       Chief Operating       2003       130,900   82,500        --             --            8,500           --           7,200
       Officer               2002       117,700   78,000        --             --             --             --           6,565

David B. Spencer             2004       140,000   82,500        --             --            7,000           --           9,636(7)
       Chief Financial       2003        95,708   62,500        --             --            7,000           --           5,264
       Officer               2002        59,400   39,400        --             --             --             --           2,970

(1) Includes salary received and amounts deferred during each year at the election of the executive officer pursuant to the Bank's Section 401(k) Retirement Plan.

(2) The Bank awards cash bonuses to its executive officers based on the Bank's results of operations and their individual performance during the year. The amount of the bonus for each executive officer is determined solely by the independent members of the Company's Board of Directors.

(3) In addition to compensation listed in the table and the employee benefits (such as group life, hospitalization and disability insurance) pursuant to plans made available by the Bank generally to its employees, executive officers receive certain non-cash benefits. The aggregate value of such non-cash compensation received by executive officers of the Bank during 2004, 2003, and 2002 did not exceed 10% of the cash compensation paid to the named executive officers, individually or in the aggregate.

(4) Consists of the Bank's contributions on behalf of the executive officers to the Bank's 401(k) Retirement Plan.

(5) Also includes imputed income totaling $4,596 relating to death benefits provided under executive benefit plans through the use of Bank owned life insurance. See "Salary Continuation and Split Dollar Agreements."

(6) Also includes imputed income totaling $2,134 relating to death benefits provided under executive benefit plans through the use of Bank owned life insurance. See "Salary Continuation and Split Dollar Agreements."

(7) Also includes imputed income totaling $1,236 relating to death benefits provided executive benefit plans through the use of Bank owned life insurance. See "Salary Continuation and Split Dollar Agreements."

      Salary Continuation and Split Dollar Agreements. Neither BNC Bancorp nor Bank of North Carolina has a pension plan providing for a fixed benefit based on final compensation and years of service. However, in 1998 the Bank adopted a supplemental executive retirement plan promising a retirement benefit payable over a 15-year period to selected executives, including Messrs. Montgomery and Callicutt. The retirement benefit payable under the supplemental executive retirement plan could have been as much as 40% of the participating executive's compensation at retirement. The supplemental executive retirement plan was replaced by Salary Continuation Agreements and Split Dollar Agreements entered into on December 31, 2004 with each of Messrs. Montgomery, Callicutt, and the two other officers who had been participants in the supplemental executive retirement plan. Caps on qualified plan contributions and distributions can limit a bank executive's retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. Combined with the Bank's portion of social security benefits paid as employer and the Bank's 401(k) plan contributions, the defined benefit amount payable under the Salary Continuation Agreements yields aggregate retirement benefits for an executive more closely approximating the percentage of final pay other Bank staff's retirement income represents. However, no benefits are payable if the executive's employment is terminated for cause, if he is removed from office by an order issued under the Federal Deposit Insurance Act, if a receiver is appointed under the Federal Deposit Insurance Act, or if the FDIC enters into an agreement to provide assistance under the Federal Deposit Insurance Act to the Bank. The executives' contractual entitlements under the Salary Continuation Agreements are contractual liabilities of Bank of North Carolina and are not funded.

      The Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer provide for a fixed annual benefit for each executive's lifetime for retirement on or after the normal retirement age of 65. Beginning one year after payment of the Salary Continuation Agreement benefit commences, the benefit amount will increase 3% annually. The agreements provide for a lesser benefit than the normal retirement benefit in the case of termination because of disability occurring at any age, but the disability benefit does not become payable until the executive finally attains age 65. If the executive terminates employment before age 65 for reasons other than disability, he will be entitled to a single lump-sum payment. The amount of the early termination benefit is the liability balance, or accrual balance, accumulated by the Bank at the end of the year preceding the year in which the executive's early termination occurred. At the executive's death, his beneficiaries will be entitled to a payment equal to the accrual balance remaining at the time of the executive's death, in addition to any benefits payable under the split dollar agreements entered into at the same time the Salary Continuation Agreements were entered into.

      Benefits are payable on an accelerated basis and in a single lump sum if a change in control of BNC Bancorp occurs, or if the executive is terminated without cause before a change in control occurs but after it is announced. As defined in the Salary Continuation Agreements, the term "change in control" means -

      o Merger: BNC Bancorp merges into or consolidates with another corporation, or merges another corporation into BNC Bancorp, with the result in either case that less than a majority of the total voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were BNC Bancorp stockholders immediately before the merger or consolidation, or

      o Acquisition of Significant Share Ownership: a person or group of persons acting in concert becomes the beneficial owner of 25% or more of BNC Bancorp's common stock (excluding shares held by Bank of North Carolina in a fiduciary capacity or in an employee benefit plan), or

      o Change in Board Composition: during any period of two consecutive years, individuals who constituted BNC Bancorp's board at the beginning of the two-year period (including directors later elected by the board, or later nominated by the board for election by shareholders, by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period) cease for any reason to constitute a majority, or

      o Sale of Assets: BNC Bancorp sells to a third party substantially all of its assets, including a sale of the Bank alone.

      By the time an executive attains his or her normal retirement age, accounting principles demand that his or her employer reflect as a liability in its balance sheet the present value of the retirement benefit promised to the executive. This liability balance, or accrual balance, builds up over time through a monthly expense recognized by the employer in its income statement. For each of Messrs. Montgomery, Callicutt, and Spencer the accelerated Salary Continuation Agreement benefit payable to them after a change in control is the amount projected to be accrued by Bank of North Carolina by the time he attains his normal retirement age, in other words the present value at retirement age of the promised retirement benefit. That amount is payable in a single lump sum within three days after the change in control, or if sooner within three days after termination of employment following announcement of a change in control.

      The Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer also provide for a tax gross-up benefit if the aggregate benefits payable to them after a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. In general terms, Internal Revenue Code section 280G disallows an employer's compensation deduction for so-called "excess parachute payments" made to an executive after a change in control. Correspondingly, section 4999 imposes a 20% excise tax on the executive receiving excess parachute payments. Payments made to an executive after a change in control are excess parachute payments if they equal or exceed the executive's base amount multiplied by three. If the payments equal or exceed that threshold, the 20% excise tax is imposed on payments exceeding the executive's base amount, and the employer's compensation deduction is forfeited on those same dollars. The executive's base amount is his five-year average taxable compensation. The additional tax gross-up benefit payable to Messrs. Montgomery, Callicutt, and Spencer would compensate them for excise taxes imposed on them, as well as for taxes imposed on the gross-up benefit itself, but it would not be a deductible payment to the Bank. For purposes of the calculation under sections 280G and 4999 of benefits payable after a change in control, the total benefits include severance payable under a severance or employment agreement, accelerated payment or accelerated vesting of benefits under compensation arrangements such as stock option plans and salary continuation agreements, and other benefits whose payment or vesting accelerates because of the change in control. The precise amount of the excise tax gross-up benefit depends on the price paid by the acquiring company, the date when the change in control occurs, the executives' five-year average taxable compensation at that time, applicable federal and state tax rates, and other factors, including the discount rate employed at the time to determine the present value of accelerated benefits and the number of months remaining until the executive attains his normal retirement age.

      Finally, the Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer provide for reimbursement of their legal fees if the agreements are challenged after a change in control, up to a maximum of $500,000 for each of them.

      Over the past three years Bank of North Carolina purchased insurance policies on the lives of the executives who are parties to the Salary Continuation Agreements, with premium payments aggregating more than $3.8 million, including a premium totaling approximately $1.8 million for three separate policies on Mr. Montgomery's life, a premium totaling approximately $1.0 million for four separate policies on Mr. Callicutt's life, and a premium totaling approximately $1.0 million for two policies on Mr. Spencer's life. The premium amounts paid are the property of Bank of North Carolina and provide the Bank with a tax equivalent yield which exceeds comparable short-term investment alternatives. The Bank expects to recover in full the premiums paid by it from the Bank's portion of the policies' death benefits. Since the executives have no interest in the premium amounts paid, the premium amounts are not reflected in the Summary Compensation Table. Under Split Dollar Agreements accompanying the Salary Continuation Agreements, when the executive dies his or her beneficiary will be entitled to 100% of the net death proceeds under the life insurance policies. The net death proceeds are the total policy proceeds payable at the executive's death less the cash surrender value of the policies payable to the Bank. In a separate agreement, each executive has agreed to limit their individual death benefits under the policies outlined above to $2 million in 2004. These agreements call for the ceiling on the death benefit payments to increase by 3% per year going forward. Bank of North Carolina will be entitled to all cash surrender value of the policy plus any insurance policy death benefits remaining after payment to the executive's beneficiary. From its portion of the policies' cash surrender value and death benefits the Bank expects to recover in full its life insurance investment. In addition to this split dollar agreement benefit, the executive's beneficiaries will also be entitled to receive any accrual balance remaining under his Salary Continuation Agreement at the time of his death.

      The Split Dollar Agreements of Messrs. Montgomery, Callicutt, and Spencer also provide that if the Bank cancels the insurance policies on these executives' lives, the Bank must pay directly to the executives' beneficiaries an amount equal to the death benefit that would have been paid under the insurance policies. The Bank would also be required to pay an income tax gross-up benefit, compensating for the fact that death benefits paid by an employer are subject to income taxation whereas the receipt of split dollar insurance death benefits is free from federal income taxation.

      The following table shows benefits payable under the Salary Continuation Agreements to the executive officers named in the Summary Compensation Table, as well as the life insurance death benefits payable under the associated split dollar agreements.

                             Initial Lifetime Annual Benefit
                             Payable Under the Salary              Lump Sum
                              Continuation Agreement After         Benefit                          Approximate
                            Normal Retirement Age for ...(1)      Payable if         Lump Sum      Amount of the
                                                                     Early            Benefit      Life Insurance
                              Disability     Retirement On or     Termination         After a     Death Benefit if
                             Occurring in      After Normal         Occurs in        Change in     the Executive
Named Executive Officer        2005 (2)      Retirement Age          2005 (3)       Control (4)    Dies in 2005 (5)
W. Swope Montgomery, Jr.        $36,987         $152,300             $280,376        $1,961,144       $2,000,000

Richard D. Callicutt, II        $23,435         $129,500              $91,363        $1,667,552       $2,000,000

David B. Spencer                 $7,769          $99,000              $24,478        $1,274,808       $2,000,000

(1) The disability benefit and the normal retirement benefit increase by 3% each year for the executive's lifetime. The disability benefit and normal retirement benefit figures in the table above show the benefit payable in the first year only, without taking into account the 3% inflation factor taking effect thereafter.

(2) For each year of service up to the normal retirement age, the disability benefit amount increases until eventually it equals the amount of the normal retirement benefit. Payment of disability benefits to which an executive becomes entitled does not begin until the executive attains age
      65. The benefits shown in this table are not reflected in the Summary Compensation Table included elsewhere in this proxy statement.

(3) If the executive terminates employment before age 65 for reasons other than disability, in the month after termination of employment he will be entitled a single lump sum payment. The payment will be an amount equal to the Bank's liability accrual balance under the Salary Continuation Agreement at the end of the year preceding the year in which termination of employment occurred.

(4) After a change in control, or in the case of termination without cause before a change in control but after a change in control is announced, Messrs. Montgomery, Callicutt, and Spencer are entitled to a lump sum payment in an amount equal to the present value at the age 65 normal retirement age of the promised retirement benefit. The benefit is not further discounted to account for the time period between the date of the change in control and the date on which the executive will actually attain age 65. The change-in-control benefits reflected in the table for Messrs. Montgomery, Callicutt, and Spencer equal the present value at age 65 of their lifetime retirement benefits, discounting those benefits using the 6.25% accrual rate currently being employed by the Bank. The Salary Continuation Agreements and the employment agreements of Messrs. Montgomery, Callicutt, and Spencer also provide for an excise tax gross-up payment if the total benefits to which they are entitled after a change in control exceed the limits under section 280G of the Internal Revenue Code. The potential gross-up benefits are not reflected in the table above or in the Summary Compensation Table included elsewhere in this proxy statement.

(5) The portion of the total life insurance proceeds to which the beneficiaries of Messrs. Montgomery, Callicutt, and Spencer are entitled under the split dollar agreements is 100% of the net death benefit, meaning the total death benefit minus the policies' cash surrender value. The Bank's cost for the insurance purchased on executives' lives is not reflected in the Summary Compensation Table included elsewhere in this proxy statement. The executives' beneficiaries are also entitled under the Salary Continuation Agreements to an amount equal to the Bank's accrual balance at the time of the executive's death. The accrual balance amount at the end of 2004 is the amount given in the table for the executive's early termination benefit.

      Employment Agreements. BNC Bancorp and Bank of North Carolina entered into an employment agreement effective December 31, 2004 with Mr. Montgomery, superseding his January 1, 1999 employment agreement. In addition to establishing base compensation at $230,000, the employment agreement also grants miscellaneous fringe benefits, including use of an automobile, reimbursement of club dues, and reimbursement of reasonable business expenses. The employment agreement provides that Mr. Montgomery will be indemnified against liabilities to which he may become subject because of his service to the Company and the Bank. The employment agreement has a term of three years, which is automatically extended for one additional year annually unless the Board of Directors determines not to extend the term. The agreement is terminable by BNC Bancorp or Bank of North Carolina with or without cause, and the agreement terminates automatically when Mr. Montgomery attains age 65. But Mr. Montgomery's employment may be terminated for cause if and only if, 75% or more of the directors, excluding Mr. Montgomery, vote to terminate his employment with cause at a special board meeting held for that purpose, for which Mr. Montgomery has advance notice and the opportunity to oppose the Board's action. If Mr. Montgomery's employment involuntarily terminates without cause or if he voluntarily terminates employment for good reason, he will continue to receive his base salary for the unexpired term of the agreement, he will be paid in cash for the value of his unvested stock options, he will receive cash in an amount equal to the value of unvested contributions to his 401(k) plan account, he will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term of the employment agreement, and he will be entitled to outplacement support of up to $25,000. Good reason for voluntary termination will exist if specified adverse changes in Mr. Montgomery's employment circumstances occur, such as a reduction in pay or benefits, a reduction in responsibilities, failure to nominate Mr. Montgomery for election to the Board of BNC Bancorp, failure to appoint him as President and Chief Executive Officer, failure to elect him to the board of Bank of North Carolina, or relocation of BNC Bancorp's executive offices by a distance of more than 15 miles. The severance benefits payable to Mr. Montgomery after involuntary termination without cause, voluntary termination for good reason, or termination because of disability are conditional on Mr. Montgomery first entering into an agreement not to compete with BNC Bancorp and the Bank for 15 months after termination.

      If involuntary termination of Mr. Montgomery's employment occurs without cause within 12 months after a change in control or if he voluntarily terminates employment within 12 months after a change in control (regardless of whether termination was for good reason), rather than continued salary for the unexpired term of the employment agreement Mr. Montgomery will be entitled to a lump-sum cash payment equal to his annual compensation multiplied by three. The lump sum is payable without discount for the time value of money. For this purpose, Mr. Montgomery's annual compensation means the sum of (a) his base salary at the time of the change in control or when his employment terminated, whichever is greater, plus (b) the bonus or incentive compensation earned in the calendar year before the year the change in control occurred or the year termination of employment occurred, again whichever amount is greater. In addition, Mr. Montgomery will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term under the employment agreement, he will become fully vested in benefit arrangements in which he participates, and he will be entitled to a final contribution to his 401(k) plan. Severance benefits payable after a change in control are not conditional on Mr. Montgomery first entering into an agreement not to compete with BNC Bancorp and the Bank. The term "change in control" is defined in the employment agreement in the same way it is defined in the Salary Continuation Agreements discussed elsewhere in this proxy statement. Like his Salary

Continuation Agreement, Mr. Montgomery's employment agreement provides that he will be entitled to a tax gross-up payment if the aggregate benefits payable to him after a change in control are subject to excise taxes under Internal Revenue Code section 4999. Taking into account the employment agreement's severance benefit and the benefit payable under the Salary Continuation Agreement, BNC Bancorp and Bank of North Carolina consider it probable that a significant portion of the benefits payable to Mr. Montgomery after a change in control would constitute excess parachute payments, and that a substantial tax gross-up benefit could therefore be payable to him. Lastly, BNC Bancorp and Bank of North Carolina have also agreed to pay legal fees incurred by Mr. Montgomery if his employment agreement is challenged after a change in control, up to a maximum of $500,000.

      BNC Bancorp and the Bank entered into essentially identical employment agreements with Messrs. Callicutt and Spencer on December 31, 2004. The base compensation established by Mr. Callicutt's employment compensation is $170,000, and $165,000 for Mr. Spencer. The duration of the provision not to compete with BNC Bancorp and the Bank after termination of employment is 15 months in Mr. Callicutt's case, and six months for Mr. Spencer. Finally, the definition of good reason does not assure Mr. Callicutt or Mr. Spencer of board service on the boards of either BNC Bancorp or the Bank. In all other respects, the employment agreements of Messrs. Callicutt and Spencer are essentially identical to the employment agreement of Mr. Montgomery.

Stock Option Plans.

      As part of the Bank's initial offering in 1994, the Board of Directors and the stockholders approved a nonqualified stock option plan for certain initial incorporators and directors (the "Stock Option Plan for Non-Employees/Directors") and a qualified incentive stock option plan for key employees of the Company (the "Key Employee Option Plan"). The Stock Option Plans for Non-Employees/Directors and the Key Employee Option Plans are referred to collectively as the "Plans". As part of the Bank's reorganization to holding company form, the Company assumed the Bank's obligations under the Plans.

      The purpose of the Plans is to provide an incentive to attract and retain qualified personnel in key positions, to provide directors and key employees with a proprietary interest in the Company, and to reward directors and key employees for outstanding performance. Under the Plans, the option price per share cannot be less than the greater of $4.09 or the fair market value of a share at the time the option is granted. The period for exercising the option is no more than ten years from the date of grant. Options may be granted under the Plans which are either "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Code, or "nonqualified stock options" ("NSOs") in the discretion of the Personnel Committee of the Bank.

      During the fiscal year ended December 31, 2004, the Company granted 21,000 options under the Key Employee Option Plan at an exercise price of $16.25 per share.

Omnibus Stock Ownership and Long Term Incentive Plan

      In 2004, the stockholders approved the Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan"), which is administered by the Compensation Committee of the Board of Directors ("Committee"). The purposes of the Omnibus Plan are to encourage and motivate key employees to contribute to the successful performance of the Company, the Bank and its subsidiaries and the growth of the market value of the common stock; to achieve a unity of purpose among the key employees and the Company's stockholders by providing ownership opportunities, and a unity of interest in the achievement of the Company's primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation.

      The employees of the Company and its subsidiaries, who are designated as eligible participants by the Board of Directors, may receive awards of Rights (as defined below) under the Omnibus Plan. The value of the benefits to be received by participants under the Omnibus Plan are not determinable. On December 31, 2004, the closing price of the common stock on the Nasdaq Small Cap Market was $18.00.

      Under the Omnibus Plan, the Committee may grant or award eligible participants (employees of the Company and its subsidiaries) options, rights to receive restricted shares of common stock ("Restricted Stock"), and/or stock appreciation rights ("SARs"). These grants or awards of options, Restricted Stock and/or SARs are referred to as "Rights". The number of shares of common stock available under the Omnibus Plan for grants of Rights is 150,000, subject to appropriate adjustment for stock splits, stock combinations, reclassifications and similar changes. All Rights must be granted or awarded within ten (10) years of the date of the Company Board's adoption of the Omnibus Plan.

      If any shares of common stock allocated to Rights granted under the Omnibus Plan are subsequently cancelled or forfeited, those Rights will be available for further allocation upon such cancellation or forfeiture.

      The Company Board may at any time alter, suspend, terminate or discontinue the Omnibus Plan, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Company Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Company Board may not, without the consent of a participant, make any alteration which would deprive the participant of his rights with respect to any previously granted Rights. Termination of the Omnibus Plan would not affect any previously granted Rights.

      As of December 31, 2004, no Rights had been granted under the Omnibus
Plan.

          The following table provides certain information with respect to the grant of stock options to W. Swope Montgomery, Jr., Richard D. Callicutt, II, and David B. Spencer made during fiscal year ended December 31, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
----------------------------------------------------------------------------------------------------------
                                                                       Exercise or
                                                      % of Total
                                  Number of            Options           Exercise or
                                 Securities           Granted to       Base Price on
                                 Underlying           Employees         Date of Grant     Expiration
Name                         Options Granted(1)     in Fiscal Year        ($/sh)(2)          Date
----                         ------------------     --------------        ---------          ----
W. Swope Montgomery                7,000                22.21%           $16.25           August 17, 2014

Richard D. Callicutt, II           7,000                22.21%           $16.25           August 17, 2014

David B. Spencer                   7,000                22.21%           $16.25           August 17, 2014

---------------------------
(1)   All stock options were granted as of August 17, 2004 and are now vested.

(2) Represents the fair market value of the Company's common stock on the date of grant (August 17, 2004).

      The following table provides information with respect to outstanding stock options held by W. Swope Montgomery, Jr., Richard D. Callicutt, II, and David B. Spencer during the fiscal year ended December 31, 2004.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values


                                                                     Number of Securities              Value of Unexercised
                                                                    Underlying Unexercised                 in-the-Money
                                                                       Options/SARs at                    Options/SARs at
                                                                      Fiscal Year End(1)                Fiscal Year End(2)
                                                                      ------------------                ------------------

                                  Shares Acquired     Value
Name                                on Exercise      Realized   Exercisable      Unexercisable    Exercisable      Unexercisable
----                                -----------      --------   -----------      -------------    -----------      -------------
W. Swope Montgomery, Jr.,             13,886         $175,380     68,150             4,400          $436,456           $35,992
President and CEO

Richard D. Callicutt, II,             20,000         $253,600     38,600             3,740          $296,547           $30,593
Executive Vice President and
Chief Operating Officer

David B. Spencer                         0              0         23,622             3,080          $223,170           $25,194
Executive Vice President and
Chief Financial Officer

--------------------

(1) Includes options to purchase 41,659, 15,248, and 2,686 shares of common stock with an exercise price of $4.47 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Key Employee Option Plan on June 18, 1997. All of these options are now vested. Also includes options to purchase 12,891, 10,742, and 9,316 shares of common stock with an exercise price of $6.40 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Key Employee Option Plan on September 15, 1998. All of these options are now vested. Includes options to purchase 6,600, 5,610 and 4,620 shares of common stock with an exercise price of $8.18 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, under the Key Employee Stock Option Plan on June 17, 2002. Twenty percent (20%) of the options vested immediately, twenty percent (20%) vested on June 17, 2003, twenty percent (20%) vested on June 17, 2004 and an additional twenty percent (20%) will vest each year over the next two years. Includes options to purchase 7,000, 7,000, and 7,000 shares of common stock with an exercise price of $16.25 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Key Employee Option Plan on August 17, 2004. All of these options are now vested. All option numbers and option exercise prices reflect stock splits that occurred since the date of grant.

(2) The price paid for the common stock in the last trade known to management to have occurred prior to December 31, 2004 was $18.00, which trade occurred on December 31, 2004.

Other Benefits.

      The Bank maintains a Profit Sharing Plan and Trust with a qualified cash or deferred feature (the "Retirement Plan") under Section 401(k) of the Code of 1986, as amended (the "Code"). All full-time employees as of the beginning of the plan year are eligible to participate in the Retirement Plan. A participating employee may contribute, through payroll deduction, from 1% to 15% of his/her salary on a tax deferred basis subject to the requirements of Section 401(k) of the Code. The Bank has agreed to contribute to the Retirement Plan an amount equal to 100% of such payroll deductions, but no more than

6% of total compensation. The Company can, in its discretion, make additional contributions to the Plan. Any contributions by the Bank will be fully vested in the participant if he/she has six years of service with the Company and will be reduced by 20% for each lesser number of years.

                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------

                                                      (a)                                                     (c)
                                                Number of shares              (b)                  Number of shares remaining
                                               to be issued upon        Weighted-average       available for future issuance under
                                                  exercise of           exercise price of       equity compensation plans (excluding
               Plan category                  outstanding options      outstanding options         shares reflected in column (a))
---------------------------------------       -------------------      -------------------     -------------------------------------
Equity compensation plans
  approved by our stockholders.........               408,946(1)                $6.76                             117,132

Equity compensation plans not
  approved by our stockholders.........                     0                       0                                  0

          Total........................               408,946                   $6.76                              117,132

(1) Of the 416,788 stock options issued under the Plans, a total of 389,882 of those stock options have vested or are exercisable within 60 days.

Report of Compensation Committee

      The Company's Compensation Committee consists of W. Groome Fulton, Jr. (chairman), Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The Board of Directors has determined that the directors are "independent" as defined in Rule 4200(a)(15) of the NASD's listing standards. This Committee determines the compensation of the executive officers of the Company. The salaries of each of the executive officers is determined based upon the executive officer's contributions to the Company's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Compensation Committee also compares the compensation of the Company's executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Company's market area. The Compensation Committee met three (3) times during the period ended December 31, 2004.

      In addition, all of the executive officers of the Bank are eligible to receive discretionary bonuses declared by the Company's Board of Directors. The amount of any bonuses and/or incentive payments is based upon the net income of the Bank in comparison to attainment of corporate budget and attainment of corporate goals and objectives.

                                          W. Groome Fulton, Jr.
                                          Lenin J. Peters, M.D.
                                          Thomas R. Smith, CPA
                                          D. Vann Williford

Performance Graph

      The following graph compares the Company's cumulative stockholder return on its Common Stock with a NASDAQ index and with a southeastern bank index. The graph was prepared by Carson Medlin Company using data as of December 31, 2004.

                                   BNC BANCORP
                          Five Year Performance Index

                                [GRAPH OMMITTED]

                            1999       2000      2001    2002      2003    2004
                            ----       ----      ----    ----      ----    ----
BNC BANCORP                 100         81        79      94       143     157
INDEPENDENT BANK INDEX      100         94       114     141       190     221
NASDAQ INDEX                100         60        48      33        49      54

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or has been an employee of the Company or any of its subsidiaries. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of the Company serves on the Compensation Committee.

Indebtedness of and Transactions with Management

      The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors has appointed Dixon Hughes PLLC as the independent certified public accountants to audit the financial statements of the Company and the Bank for the fiscal year ending December 31, 2005, subject to ratification by the Company's stockholders. Representatives of Dixon Hughes are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders. Audit Fees Paid to Independent Auditor

      The following table represents fees for professional services rendered by Dixon Hughes for the audit of the Bank's annual consolidated financial statements for the years ended December 31, 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by Dixon Hughes for each of those fiscal years.

                                                 Year ended December 31,
                                                 2004                  2003
                                              --------               --------
Audit Fees(1).............................    $ 70,935               $ 66,640
Audit-Related Fees(2).....................    $ 17,420               $  9,989
Tax Fees(3)...............................    $ 14,758               $ 13,198
All Other Fees(4).........................    $      0               $      0
Total Fees................................    $103,113               $ 89,827
                                              --------               --------

----------------
(1) These are fees paid or expected to be paid for professional services rendered for the audit of the Company's annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, report production assistance regarding these financial statements, and for services normally provided in connection with statutory or regulatory filings or engagements.

(2) These are fees paid for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees" above, including fees related to the Bank's reorganization to holding company form, issuances of trust preferred securities, collateral verification procedures required by the Federal Home Loan Bank of Atlanta, and routine accounting consultations.

(3) These are fees paid for professional services rendered for tax compliance, tax planning and tax advice.

(4) There were no additional fees billed to the Company by Dixon Hughes during the fiscal years ended December 31, 2004 and December 31, 2003.

Pre-Approval of Audit and Permissible Non-Audit Services

      All audited-related services, tax services and other services rendered in 2004 and 2003 were pre-approved by the Audit Committee, which concluded that the provision of those services by Dixon Hughes was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's charter provides for pre-approval of all audit and non-audit services to be provided by the Company's independent auditor. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any approvals using this procedure are presented to the Audit Committee at its next scheduled meeting.

      The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Dixon Hughes PLLC as independent auditor for the Company and the Bank for the fiscal year ending December 31, 2005.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

      It is presently anticipated that the 2006 Annual Meeting of Stockholders of the Company will be held in May 2006.

      In order for shareholder proposals to be included in the Company's proxy materials for that meeting, such proposals must be received by the Secretary of the Company at its principal executive office no later than December 9, 2005, and meet all other applicable requirements for inclusion in the proxy statement.

      In the alternative, if a shareholder follows the SEC's proxy solicitation rules, the shareholder may commence his own proxy solicitation subject to the SEC's rules on proxy solicitation and may present a proposal from the floor at the 2006 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at its principal executive office no later than February 22, 2006, of his proposal. If the shareholder does not notify the Secretary of the Company by February 22, 2006, the Company may vote proxies under the discretionary authority granted by the proxies solicited by the Board of Directors for such Annual Meeting. If the stockholder wants to stop the Company from voting proxies (under the discretionary authority granted by the form of proxy to be solicited by the Company for use at the 2006 Annual Meeting) on his proposal, the notice must also state the stockholder's intent to solicit the required number of votes for passage of his proposal and the stockholder must provide evidence to the Company that the solicitation has occurred.

      No stockholder proposals were received by the Bank or the Company in 2004. The Company's Bylaws provide that, in order to be eligible for consideration at a meeting of stockholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made. However, if less than 60 days notice of the meeting is given to stockholders, the nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

                                  OTHER MATTERS

      Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                  MISCELLANEOUS

      The Company's Annual Report, including the Form 10-K which will be filed by the Company with the SEC, to Stockholders for the year ended December 31, 2004, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, except as specifically stated herein, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

                                       By Order of the Board of Directors

                                       W. Swope Montgomery, Jr.
                                       President and Chief Executive Officer
                                       Thomasville, North Carolina
April 15, 2005

                                                                      Appendix A

                          Nominating Committee Charter

I.    General

      This Charter sets forth the authority and duties of the Nominating Committee (the "Committee") of the Board of Directors of BNC Bancorp (the "Company").

      The Committee will identify and consider individuals qualified to become members of the Board, recommend director nominees for the next annual meeting of shareholders.

      The Committee will have the resources and authority appropriate to discharge its responsibilities, including authority to retain and terminate search firms used to identify director candidates and to approve such search firms' fees and other retention terms.

      The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

      This charter will be published on the Company's Website, available in written form upon request, and referenced in the Company's Annual Report.

      The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II.   Membership

      The Board of Directors will appoint the Committee members and will designate the Chairman of the Committee.

      Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

      The Committee will consist of three or more members, each of whom will satisfy, as determined by the Board of Directors, the regulations of the Securities and Exchange Commission and NASD Listing Standards, including those with respect to independence.

      The Board of Directors will review the composition of the Committee and its independence annually.

III.  Meetings

      The Committee will meet as often as appropriate to fulfill its duties and responsibilities.

      Minutes of meetings will be approved by the Committee and maintained.

      The Committee may request any officer of employee of the Company, or the Company's outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                                                                      Appendix A

IV.   Duties and Responsibilities

      The Committee will:

            o Lead the search for qualified directors, review qualifications of individuals suggested by directors as potential candidates, and identify nominees who are best qualified. The committee will consider nominees for the Board of Directors submitted by stockholders in accordance with the Company's bylaws. The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

            o Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

            o Annually, prepare a report of the Nominating Committee for inclusion in the Proxy Statement mailed to stockholders in connection with the annual election of directors.

February 14, 2005

                                                                      Appendix B

                                   BNC BANCORP

                             AUDIT COMMITTEE CHARTER

Committee Role
--------------

The Audit Committee's role is to act on behalf of the Board of Directors of BNC Bancorp (together with all subsidiaries, the "Company") and oversee all material aspects of the Company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board of Directors. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable, legal, ethical, and regulatory requirements.

The role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

Committee Membership; Qualifications and Entitlements
-----------------------------------------------------

The Audit Committee shall be comprised of no fewer than three independent members of the Board of Directors.

The Audit Committee's members will meet the requirements of the applicable listing standards of the stock exchange or inter-dealer market on which the Company's common stock is listed or qualified for quotation ("Listing Standards"). Accordingly, all members of the Committee shall be directors who:

o Have no relationship with the Company's management or with the Company that may interfere with the exercise of their independent judgment;

o Do not receive any consulting, advisory or other compensatory fee from the Company, other than in the members' capacities as members of the Board of Directors or any of its committees;

o Are not "affiliated persons" (as defined by applicable law or regulation) of the Company, other than as members of the Board of Directors; and

o     Are financially literate as required by applicable law and Listing
      Standards.

In the event that regulations of the Securities and Exchange Commission ("SEC") impose more stringent requirements or are otherwise in conflict with the Listing Standards, such regulations shall be controlling under this Charter.

At least one member of the Audit Committee will have accounting or related financial management expertise and be an "audit committee financial expert" (as that term is defined by the SEC or applicable Listing Standards) as determined by the Board of Directors.

Meetings
--------

The Audit Committee shall meet quarterly, or more frequently as circumstances dictate. The Audit Committee may delegate authority to any subcommittees created by it and composed of one or more of its members or other individuals when appropriate. Any such subcommittee or individual acting under authority delegated by the Audit Committee shall report any actions taken to the Committee at its next scheduled meeting. The Audit Committee shall report regularly to the Board of Directors.

Duties and Responsibilities
---------------------------

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. In performing its role, the Audit Committee shall have the following specified duties and responsibilities:

      o The Audit Committee shall be responsible for the appointment, compensation, retention, termination and oversight of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall resolve any disagreements between the Company's management and the auditor regarding financial reporting matters. The Company's auditor shall report directly to the Audit Committee.

      o The Audit Committee shall pre-approve any permitted non-audit services to be provided by the Company's auditor.

      o The Audit Committee shall review and discuss with the Company's management and independent auditor the annual and quarterly financial statements of the Company prior to the filing of such statements in the Company's annual and quarterly reports with the Securities and Exchange Commission.

      o The Audit Committee shall receive and review summary reports from the Company's internal auditor as to examination activities for the applicable reporting period and otherwise, as well as other significant findings, trends and conclusions.

      o The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

      o The Audit Committee shall establish procedures for the anonymous submission by Company employees of concerns, questions or complaints regarding questionable accounting practices or auditing matters.

      o The Audit Committee shall prepare and approve any report of the Audit Committee required to be included in the Company's annual proxy statement.

      o The Audit Committee shall comply with all applicable laws, rules, regulations and Listing Standards.

Authority and Funding
---------------------

The Audit Committee shall have the authority to perform those duties and obligations set forth in this Charter. The Audit Committee shall also have access to, and the authority to engage, independent legal counsel and other advisors as the Audit Committee deems necessary to carry out its duties in its sole discretion, and all such fees, expenses and costs related thereto shall be paid by the Company.

The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company's auditor for audit and pre-approved non audit services.

[X] PLEASE MARK VOTES            REVOCABLE PROXY
    AS IN THIS EXAMPLE             BNC BANCORP

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2005

      The undersigned stockholder of BNC Bancorp, a North Carolina corporation, hereby constitutes and appoints W. Groome Fulton, Jr., Thomas R. Smith, CPA, and
W. Swope Montgomery, Jr., or any of them, attorneys and proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of BNC Bancorp to be held at the Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina 27360, on May 17, 2005, at 5:30 p.m., local time, and at any adjournment or postponement thereof, as follows:


                                                                  With-  For All
                                                            For   hold   Except
1.  Election  of three  persons to serve as  Directors      [_]    [_]     [_]
    for three year terms or until their respective successors are duly elected and qualify:

    Larry L. Callahan                Joseph M. Coltrane, Jr.
    W. Groome Fulton, Jr.


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                            For  Against Abstain
2.  Ratification of the appointment of Dixon Hughes by      [_]    [_]     [_]
    BNC  Bancorp's   Audit  Committee  as  independent
    certified public accountants for BNC Bancorp for its fiscal year ending December 31, 2005.


      THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  EACH  OF THE  LISTED
PROPOSALS.

      If a proxy is returned and no instructions are given, the proxy will be voted FOR each of the proposals. If instructions are given with respect to one but not all proposals, (I) such instructions as are given will be followed and,
(II) the proxy will be voted FOR any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Annual Meeting is presented at the Annual Meeting, this proxy shall be voted in accordance with the proxy committee's best judgment.


                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                                   BNC BANCORP
--------------------------------------------------------------------------------
      The above signed acknowledges receipt from the Bank, prior to the election of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 6, 2005.

      Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


----------------------------------------

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